Exhibit 4.1


                                Dated [o] 2005



                       GRANITE FINANCE FUNDING 2 LIMITED
                                 as Funding 2



                           GRANITE MASTER ISSUER PLC
                               as Master Issuer



                             THE BANK OF NEW YORK
                         as Funding 2 Security Trustee



                                    -and -



                                CITIBANK, N.A.
                                 as Agent Bank



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                      GLOBAL INTERCOMPANY LOAN AGREEMENT

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                          SIDLEY AUSTIN BROWN & WOOD
                               WOOLGATE EXCHANGE
                             25 BASINGHALL STREET,
                                LONDON EC2V 5HA
                            TELEPHONE 020 7360 3600
                            FACSIMILE 020 7626 7937



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                                   CONTENTS

Clause                                                                Page No.

1.       Interpretation.....................................................1

2.       The Facility.......................................................1

3.       The Loan Tranches..................................................1

4.       Purpose............................................................2

5.       Limited Recourse...................................................3

6.       Advance of Loan Tranches...........................................4

7.       Interest...........................................................5

8.       Repayment..........................................................9

9.       Prepayment.........................................................9

10.      Taxes.............................................................10

11.      Illegality........................................................10

12.      Mitigation........................................................10

13.      Representations and Warranties of Funding 2.......................11

14.      Covenants.........................................................13

15.      Default...........................................................15

16.      [Acceleration of Individual Loan Tranches.........................17

17.      Default Interest and Indemnity....................................17

18.      Payments..........................................................18

19.      Entrenched Provisions.............................................19

20.      Further Provisions................................................19

21.      Redenomination....................................................21

22.      Notices...........................................................21

23.      Governing Law and Submission to Jurisdiction......................22

SCHEDULE 1  LOAN TRANCHE NOTICE............................................23

SCHEDULE 2  FORM OF LOAN TRANCHE SUPPLEMENT................................24


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THIS AGREEMENT is dated [o], 2005

BETWEEN:

(1) GRANITE FINANCE FUNDING 2 LIMITED (registered number 5249387), a private limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX as Master Issuer;

(2) GRANITE MASTER ISSUER PLC (registered number 5250668), a public limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX as Funding 2;

(3) THE BANK OF NEW YORK a New York banking corporation whose London branch address is at One Canada Square, 48th Floor, London E14 5AL in its capacity as Funding 2 Security Trustee; and

(4) CITIBANK, N.A., acting through its office at 5 Carmelite Street, London EC4Y 0PA in its capacity as Agent Bank.

WHEREAS:

(A) From time to time, the Master Issuer will issue Notes pursuant to the Programme.

(B) The Master Issuer has agreed that it will lend the proceeds (or, as applicable, the sterling equivalent thereof) of any issue of Notes by it to Funding 2.

(C) This Agreement sets out the terms and conditions with respect to lending of the proceeds of the issue of Notes by the Master Issuer to Funding 2.

1.       Interpretation

1.1 The provisions of the Programme Master Definitions Schedule signed for the purposes of identification by Sidley Austin Brown & Wood and Allen & Overy LLP on [o], 2005 (as the same have been and may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into and shall apply to this Agreement.

2.       The Facility

2.1 Subject to the terms of this Agreement, the Master Issuer agrees to make available to Funding 2 a facility in an aggregate amount equal to the Total Credit Commitment (the "Global Loan Facility"). On the London Business Day prior to each Closing Date, the Master Issuer shall offer Loan Tranches to Funding 2 under the Global Loan Facility that correspond to each Series and Class of Notes to be issued by the Master Issuer on the following Closing Date. Each Loan Tranche shall be denominated in Sterling. Subject to the terms of this Agreement, on each Closing Date Funding 2 shall accept the offer.

3.       The Loan Tranches

3.1 Conditions precedent: Save as the Master Issuer and the Funding 2 Security Trustee

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         may otherwise agree, each Loan Tranche will not be available for utilisation on a Closing Date unless:

         (a) the related Series and Class of Notes has been issued by the Master Issuer on the relevant Closing Date and the subscription proceeds thereof have been received by or on behalf of the Master Issuer;

         (b) not later than [2.00 pm (London time)] on the relevant Closing Date, Funding 2 and the Master Issuer have signed a Loan Tranche Supplement (generally in the form set out in Schedule 2 (Form of Loan Tranche Supplement)) which shall oblige Funding 2 to borrow the whole amount stated in the Loan Tranche Supplement on the Closing Date subject to the terms of this Agreement;

         (c) Funding 2 has confirmed in the applicable Loan Tranche Supplement that:

                  (i) no Funding 2 Intercompany Loan Event of Default has occurred and is continuing unremedied (if capable of remedy) or unwaived or would result from the making of such Loan Tranche;

                  (ii) the representations set out in Clause 13 (Representations and warranties of Funding 2) are true on and as of the Closing Date by reference to the facts and circumstances then existing;

                  (iii) there is no debit balance on the Funding 2 Principal Deficiency Ledger;

         (d) Funding 2 has delivered to the Funding 2 Security Trustee a solvency certificate in form and substance satisfactory to the Funding 2 Security Trustee;

         (e) The Master Issuer has confirmed in the applicable Loan Tranche Supplement that:

                  (i) no Issuer Event of Default has occurred and is continuing unremedied (if capable of remedy) or unwaived or would result from the making of such Loan Tranche; and

                  (ii) the aggregate amount of the Loan Tranches to be made on such Closing Date and any Loan Tranches outstanding on such Closing Date do not exceed the Total Credit Commitment;

         (f) each of the Rating Agencies has confirmed in writing to the Funding 2 Security Trustee that there will not, as a result of the Master Issuer issuing any Notes, be any reduction, withdrawal or qualification of the then current ratings by the Rating Agencies of any existing Notes; and

         (g) all other conditions precedent specified in the applicable Loan Tranche Supplement have been satisfied.

4.       Purpose

4.1      Purpose and application of a Loan Tranche: The proceeds of each Loan
         Tranche




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         may only be used by Funding 2 either:

         (a) to make a Contribution (excluding a Deferred Contribution) to the Mortgages Trustee (which shall increase the Funding 2 Share of the Trust Property); and/or

         (b) to refinance the existing debt of Funding 2, including any existing Loan Tranche; and/or

         (c) to fund or partly fund or replenish the Funding 2 Reserve Fund or make a deposit into the Funding 2 GIC Account.

4.2 Application of amounts: Without prejudice to the obligations of Funding 2 under this Clause 4, neither the Funding 2 Security Trustee nor any of the Funding 2 Secured Creditors shall be obliged to concern themselves as to the application of amounts raised by Funding 2 under a Loan Tranche.

5.       Limited Recourse

5.1 Recourse limited to available funds: Notwithstanding the terms of any other provision in this Agreement or any other Transaction Document, each of the Master Issuer and the Funding 2 Security Trustee agree that the liability of Funding 2 in respect of its obligations to repay principal and pay interest or any other amounts due under this Agreement or for any breach of any other representation, warranty, covenant or undertaking of Funding 2 under this Agreement shall be limited to:

         (a) in respect of amounts payable prior to the enforcement of the Funding 2 Security:

                  (i) the amount of Funding 2 Available Revenue Receipts in respect of interest, fees or other amounts (but excluding principal) payable by Funding 2 to the Master Issuer, but only to the extent of an amount of Funding 2 Available Revenue Receipts remaining after paying amounts of a higher order of priority and providing for amounts payable pari passu therewith in accordance with, and subject to, the relevant Funding 2 Pre-Enforcement Revenue Priority of Payments; and

                  (ii) the amount of Funding 2 Available Principal Receipts in respect of principal payable by Funding 2 to the Master Issuer, but only to the extent of the amount of Funding 2 Available Principal Receipts but only to the extent of an amount of Funding 2 Available Principal Receipts remaining after paying amounts of a higher priority and providing for amounts pari passu therewith, and subject to, the rules set forth in the Funding 2 Pre-Enforcement Principal Priority of Payments; and

         (b) in respect of amounts payable following enforcement of the Funding 2 Security, amounts received or recovered by Funding 2, the Funding 2 Security Trustee or a Receiver appointed on behalf of the Funding 2 Security Trustee, but only to the extent of such amount thereof as remains after paying amounts




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                  of a higher order of priority and providing for amounts
                  payable pari passu therewith in accordance with, and subject to, the Funding Post-Enforcement Priority of Payments,

         provided that the application of such amounts set forth in sub-clauses (a) and (b) above to the discharge of Funding 2's obligations under this Agreement shall be subject to the terms of the Funding 2 Deed of Charge.

5.2 Shortfall on Final Repayment Date: On the Final Repayment Date of this Agreement, the amount of interest and principal due and payable under this Agreement shall be an amount equal to the sum available to pay all outstanding interest and/or principal amounts due (including interest and principal amounts deferred and unpaid) under this Agreement after paying amounts of a higher order of priority in accordance with the relevant Funding 2 Priority of Payments. To the extent that on the Final Repayment Date of this Agreement there is a shortfall between the amount available to Funding 2 to pay such interest and principal under this Agreement and the amount of interest and principal due and payable under this Agreement, the Master Issuer agrees that Funding 2 shall not be obliged to pay that shortfall to the Master Issuer and that any claim that the Master Issuer may otherwise have against Funding 2 in respect of that shortfall will be extinguished.

6.       Advance of Loan Tranches

6.1 Notice to Funding 2: On the London Business Day prior to each Closing Date, the Master Issuer shall give to Funding 2 (copied to the Funding 2 Security Trustee) a Loan Tranche Notice (generally in the form set out in Schedule 1 (Form of Loan Tranche Notice)) setting out, inter alia:

         (a) the amount and currency or currencies of the proposed issue on the next London Business Day of each Series and Class of Notes under the Programme;

         (b) the Specified Currency Exchange Rate(s) at which the Master Issuer will swap the proceeds of each Series and Class of Notes that is not denominated in Sterling into Sterling; and

         (c) the principal amount of each Loan Tranche available for drawing under the Global Loan Facility on the next Closing Date.

6.2 Loan Tranches correspond to Series and Classes of Notes: Each Loan Tranche shall be identified by reference to the relevant Series and Class of Notes that is used to fund it, as set out in each Loan Tranche Supplement. [For instance, the Series 05-1 Class A1 Notes shall fund the Series 05-1 AAA (Class A1) Loan Tranche.]

6.3 Loan Tranche Supplement: The Loan Tranche Supplement to be signed on each Closing Date in accordance with Clause 3.1(b) shall record, amongst other things, the amount of each Loan Tranche to be made on such Closing Date, which shall correspond to the principal amount of such Loan Tranche that is available for drawing which is notified to Funding 2 in the applicable Loan Tranche Notice.

6.4 Single drawing of the Loan Tranche: On satisfaction of the conditions set out in



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         Clause 3.1 (Conditions Precedent), the Master Issuer shall make the applicable Loan Tranches available to Funding 2 on the applicable Closing Date. The aggregate of the Loan Tranches to be made on such Closing Date will only be available for drawing in one amount by Funding 2 on the such Closing Date.

6.5 Issuance Fees: The Master Issuer shall, on behalf of Funding 2 and itself, pay the fees and expenses incurred by Funding 2 and/or itself in connection with the issuance of Notes, the making of Loan Tranches by it to Funding 2 and the acquisition by Funding 2 of an additional share in the Trust Property using the proceeds of such Loan Tranches.

7.       Interest

7.1 Loan Tranche Interest Periods: The first Loan Tranche Interest Period in respect of a Loan Tranche will commence on (and include) the Loan Tranche Interest Commencement Date relating to that Loan Tranche and end on (but exclude) the first Payment Date falling thereafter. Each subsequent Loan Tranche Interest Period shall commence on (and include) a Payment Date and end on (but exclude) the next following Payment Date.

7.2 Day Count Fraction: Whenever it is necessary to compute an amount of interest in respect of a Loan Tranche for any period (including any Loan Tranche Interest Period), such interest shall be calculated on the basis of [actual days elapsed in a 365 day year].

7.3 Determination of Intercompany Loan Tranche Interest Amount: In relation to any Loan Tranche, the rate of interest payable (the "Loan Tranche Rate of Interest") and the relevant sterling interest amount (each an "Loan Tranche Interest Amount") in respect of such Loan Tranche shall be determined on the basis or the provisions set out below:

         (a) On the Loan Tranche Interest Reset Date in relation to such Loan Tranche, the Agent Bank will determine the Relevant Screen Rate in respect of such Loan Tranche at or about
                  11.00 am London time.

                  If the Relevant Screen Rate is unavailable, the Agent Bank will request the principal London Office of each of the Reference Banks to provide the Agent Bank with its offered quotation to leading Banks for Sterling Deposits of
                  (GBP)10,000,000 for [three months] in the London inter-bank market as at or about 11.00 am London time on such Loan Tranche Interest Reset Date.

                  The Loan Tranche Rate of Interest for such Loan Tranche for the Loan Tranche Interest Period relating to such Loan Tranche shall be the aggregate of:

                  (i)       the Relevant Margin in respect of such Loan
                            Tranche; and

                  (ii) the Relevant Screen Rate in respect of such Loan Tranche or, if the Relevant Screen Rate is unavailable, the arithmetic mean (or, in the case of the initial Loan Tranche Interest Determination Date for such Loan Tranche, the linear interpolation of the arithmetic mean) of such



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                            offered quotations by the Reference Banks (rounded
                            upwards, if necessary, to five decimal places).

         (b) If on any Loan Tranche Interest Reset Date in relation to such Loan Tranche, the Relevant Screen Rate in respect of such Loan Tranche is unavailable and only two or three of the Reference Banks provide offered quotations, the Loan Tranche Rate of Interest for such Loan Tranche for the relevant Loan Tranche Interest Period shall be determined in accordance with the provisions of sub-paragraph (a) above on the basis of the offered quotations of those Reference Banks providing such quotations.

         (c) If, on any such Loan Tranche Interest Reset Date, only one or none of the Reference Banks provides the Agent Bank with such an offered quotation, the Agent Bank shall forthwith consult with the Funding 2 Security Trustee for the purposes of agreeing two banks (or, where one only of the Reference Banks provided such a quotation, one additional bank) to provide such a quotation or quotations to the Agent Bank (which bank or banks are in the opinion of the Funding 2 Security Trustee suitable for such purpose) and the Loan Tranche Rate of Interest for such Loan Tranche for the Loan Tranche Interest Period in question shall be determined, as aforesaid, on the basis of the offered quotations of such banks as so agreed (or, as the case may be, the offered quotations of such bank as so agreed and the relevant Reference Bank).

         (d) If no such bank or banks is or are so agreed or such bank or banks as so agreed does or do not provide such a quotation or quotations, then the Loan Tranche Rate of Interest for such Loan Tranche for the relevant Loan Tranche Interest Periods shall be the Loan Tranche Rate of Interest in relation to such Loan Tranche in effect for the immediately preceding Loan Tranche Interest Period to which sub-paragraph (a) above shall have applied but taking account of any change in the Relevant Margin in relation to such Loan Tranche.

         (e) There will be no minimum or maximum Loan Tranche Rate of Interest for such Loan Tranche.

         (f) The Agent Bank shall: (i) as soon as practicable on each Loan Tranche Interest Reset Date, determine and notify the Master Issuer, Funding 2, the Cash Manager and the Funding 2 Security Trustee of the Loan Tranche Rate of Interest applicable to such Loan Tranche for the relevant Loan Tranche Interest Periods and (ii) as soon as practicable on each Loan Interest Determination Date determine and notify the Master Issuer, Funding 2, the Cash Manager and the Funding 2 Security Trustee of the Loan Tranche Interest Amount payable in respect of such Loan Tranche for the relevant Loan Tranche Interest Period.

         (g) The Loan Tranche Interest Amount for such Loan Tranche shall be determined by applying the relevant Loan Tranche Rate of Interest to the Outstanding Principal Balance of such Loan Tranche, multiplying the sum by the day count fraction described in Clause 7.2 (Day Count Fraction) and rounding the resultant figure to the nearest penny (half a penny being rounded upwards).


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         (h)      If the Agent Bank does not at any time for any reason
                  determine the Loan Tranche Rate of Interest and the Loan Tranche Interest Amount for any Loan Tranche in accordance with Clause 7.2(a) to (g) above, the Funding 2 Security Trustee shall (subject to it being indemnified to its satisfaction) determine the Loan Tranche Rate of Interest and Loan Tranche Interest Amount for each Loan Tranche and any such determination shall be deemed to have been made by the Agent Bank.

         (i) All notifications, opinions, determinations, certificates, calculations and decisions given, expressed, made or obtained for the purposes of this Clause 7, whether by the Agent Bank or the Funding 2 Security Trustee, shall (in the absence of wilful default, bad faith or manifest error) be binding on Funding 2, the Master Issuer, the Cash Manager, the Agent Bank, the Funding 2 Security Trustee and (in such absence as aforesaid) no liability to Funding 2 shall attach to such Master Issuer, the Agent Bank, the Funding 2 Security Trustee or the Cash Manager in connection with the exercise or non-exercise by them or any of them of their powers, duties and discretions hereunder.

         (j) In the event of the then Agent Bank being unwilling to act as the Agent Bank, or resigning pursuant to the Issuer Paying Agent and Agent Bank Agreement, the Master Issuer shall, with the approval of the Issuer Security Trustee, appoint a successor Agent Bank. If the Master Issuer shall fail to appoint a successor Agent Bank, the Agent Bank shall appoint such other bank as may be previously approved in writing by the Issuer Security Trustee to act as the Agent Bank. The resignation of the Agent Bank will not take effect until a successor approved by the Issuer Security Trustee has been appointed.

7.4 Payment on Payment Dates: Subject to Clause 5.1 (Recourse limited to available funds), interest payable on any Loan Tranche shall be payable on the Payment Dates specified for such Loan Tranche in the applicable Loan Tranche Supplement.

7.5 Deferred Interest: To the extent that there are insufficient funds available to pay interest on a Loan Tranche on any Payment Date, the shortfall in the interest amount payable will not then fall due but will instead be due on the following Payment Date on which sufficient funds are available to pay such interest, and pending such payment, will accrue interest at the rate specified for such Loan Tranche in the applicable Loan Tranche Supplement.

7.6 Certain Fees: In addition to the interest and principal payments to be made by Funding 2 in respect of each Loan Tranche under this Clause 7 and Clause 8 (Repayment), respectively, on each Payment Date (or, in respect of the payment to be made as set forth in (a) below, on the Closing Date for each Loan Tranche) or on any other date on which the Master Issuer notifies Funding 2, but subject to Clause 5.1 (Recourse limited to available funds), Funding 2 shall pay to the Master Issuer for same day value to the Issuer Transaction Account a fee for the provision of the Global Loan Facility (except that in the case of payments due under paragraphs (c), (e), (f) and (k) below, such payments shall be paid when due). Such fee shall be an amount or amounts in the aggregate equal to the following:

         (a) the amount equal to the Issuance Fees (other than to the extent such Issuance Fees are specified in items (b) to (k) below);


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         (b)      the fees, costs, charges, liabilities and expenses and any other amounts due and payable to the Note Trustee and the Issuer Security Trustee pursuant to the Issuer Trust Deed, the Issuer Deed of Charge or any other Transaction Document, together with interest thereon as provided therein;

         (c) the reasonable fees and expenses of any legal advisers, accountants and auditors appointed by the Master Issuer and properly incurred in their performance of their functions under the Transaction Documents which have fallen due;

         (d) the fees, costs and expenses due and payable to the Paying Agents and the Agent Bank pursuant to the Issuer Paying Agent and Agent Bank Agreement and the fees, costs and expenses due and payable to the Transfer Agent, the Registrar;

         (e) any amounts due and payable by the Master Issuer to the Inland Revenue in respect of the Master Issuer's liability to United Kingdom corporation tax (insofar as payment is not satisfied by the surrender of group relief or out of the profits, income or gains of the Master Issuer and subject to the terms of the Issuer Deed of Charge) or any other Taxes payable by the Master Issuer;

         (f) the fees, costs, charges, liabilities and expenses due and payable to the Issuer Account Bank pursuant to the Issuer Bank Account Agreement (if any);

         (g) the fees, costs, charges, liabilities and expenses due and payable to the Issuer Cash Manager pursuant to the Issuer Cash Management Agreement;

         (h) any termination payment due and payable by the Master Issuer to an Issuer Swap Provider pursuant to an Issuer Swap Agreement;

         (i) the fees, costs, charges, liabilities and expenses due and payable to the Issuer Corporate Services Provider pursuant to the Issuer Corporate Services Agreement;

         (j) any amounts due and payable (other than principal) by the Master Issuer to the Start-Up Loan Provider(s) in respect of the Master Issuer's obligations under the Start-Up Loan Agreements; and

         (k) any other amounts due or overdue by the Master Issuer to third parties including the Rating Agencies and the amounts paid by the Master Issuer under the Programme Agreement, each Subscription Agreement and each Underwriting Agreement (excluding, for these purposes, the Noteholders) other than amounts specified in paragraphs (b) to (j) above, together with, (i) in respect of taxable supplies made to the Master Issuer, any amount in respect of any VAT or similar tax payable in respect thereof against production of a valid tax invoice; and (ii) in respect of taxable supplies made to a person other than the Master Issuer, any amount in respect of any Irrecoverable VAT or similar tax payable in respect thereof (against production of a copy of the relevant tax invoice), and to be applied subject to and in accordance with the provisions of the Issuer Pre-



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

         Enforcement Revenue Priority of Payments in the Issuer Cash Management Agreement.

7.7 Set-off: Funding 2 and each of the other parties to this Agreement agree that the Master Issuer shall be entitled to set-off those amounts due and payable by Funding 2 pursuant to Clause 7.6 (Certain
         Fees) on the Closing Date for a Loan Tranche against the amount to be advanced by the Master Issuer to Funding 2 under such Loan Tranche on such Closing Date.

8.       Repayment

8.1 Repayment of Loan Tranches: Subject to Clause 5.1 (Recourse limited to available funds), each Loan Tranche shall be repaid in instalments on the dates and in the amounts specified for such Loan Tranche in the related Loan Tranche Supplement or as calculated pursuant to the terms of the Funding 2 Deed of Charge and the Cash Management Agreement (as applicable).

8.2 Loan Tranche Ratings: Unless otherwise specified for any Loan Tranche in the applicable Loan Tranche Supplement, such Loan Tranche shall be repaid (as to both interest and principal) in the priority according with the Loan Tranche Rating of that Loan Tranche. The Loan Tranche Rating for a Loan Tranche will be specified for such Loan Tranche in the applicable Loan Tranche Supplement.

8.3 Payment subject to terms of the Issuer Deed of Charge: The terms and conditions of Clause 7 (Interest) and this Clause 8 (Repayment) are to be read in conjunction with the provisions of Schedule 2 to the Issuer Deed of Charge, as the same may be amended or varied from time to time in accordance with the provisions thereof.

9.       Prepayment

9.1      Prepayment for taxation or other reasons: If:

         (a) Funding 2 is required to withhold or deduct from any payment of principal or interest in respect of any Loan Tranche any amount for or on account of Tax; or

         (b) the Master Issuer is required to withhold or deduct from any payment of principal, interest or premium in respect of its Notes any amount for or on account of Tax; or

         (c) a Loan Tranche becomes illegal as described in Clause 11 (Illegality);

         then, without prejudice to the obligations of Funding 2 under Clause 11 (Illegality) and subject to Clause 12 (Mitigation), the Master Issuer may require Funding 2 to prepay, on any Payment Date, having given not more than 60 days and not less than 30 days' (or such shorter period as may be required by any relevant law in the case of any Loan Tranche which becomes illegal pursuant to Clause 11 (Illegality)) prior written notice to Funding 2 and the Note Trustee (or on or before the latest date permitted by the relevant law in the case of Clause 11 (Illegality)) and while the relevant circumstances continue, the applicable Loan Tranches without penalty or premium but subject to Clause 17 (Default interest and indemnity), provided that the



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         Master Issuer is able to repay the related Notes used to fund such Loan Tranche on such Payment Date from funds received from repayment of such Loan Tranche.

9.2 Prepayment at option of Master Issuer: The Master Issuer, at its option, may require Funding 2 to prepay the outstanding principal amount of a Loan Tranche (together with any accrued interest) on any Payment Date on which the Master Issuer has decided to exercise its option, if any, to redeem in full the Notes used to fund such Loan Tranche. The Master Issuer shall give Funding 2 not more than 60 days' and not less than 30 days' prior written notice of the Master Issuer's decision to exercise its option to require Funding 2 to prepay the relevant Loan Tranche. Any prepayment by Funding 2 will be made without penalty or premium but will be subject to Clause 17 (Default interest and indemnity).

9.3 Application of monies: The Master Issuer hereby agrees to apply any amounts received by way of prepayment pursuant to Clause 9.1 (Prepayment for taxation or other reasons) or Clause 9.2 (Prepayment at option of Master Issuer) in making prepayments under the relevant Notes.

10.      Taxes

10.1 No gross up: All payments by Funding 2 under this Agreement shall be made without any deduction or withholding for or on account of, and free and clear of, any Taxes, except to the extent that Funding 2 is required by law to make payment subject to any Taxes.

10.2 Tax receipts: All Taxes required by law to be deducted or withheld by Funding 2 from any amounts paid or payable under this Agreement shall be paid by Funding when due and Funding 2 shall, within 30 days of the payment being made, deliver to the Master Issuer evidence satisfactory to the Master Issuer (including all relevant Tax receipts) that the payment has been duly remitted to the appropriate authority.

11.      Illegality

         If, at any time, it is unlawful for the Master Issuer to make, fund or allow to remain outstanding a Loan Tranche made by it under this Agreement, then the Master Issuer shall, promptly after becoming aware of the same, deliver to Funding 2, the Funding 2 Security Trustee and the Rating Agencies a certificate to that effect and if the Master Issuer so requires, Funding 2 shall promptly to the extent necessary to cure such illegality prepay such Loan Tranche subject to and in accordance with the provisions of Clause 9.1 (Prepayment for taxation or other reasons).

12.      Mitigation

         If circumstances arise in respect of the Master Issuer which would, or would upon the giving of notice, result in:

         (a) the prepayment of the Loan Tranches pursuant to Clause 11 (Illegality);

         (b) a withholding or deduction from the amount to be paid by Funding 2 on account of Taxes, pursuant to Clause 10 (Taxes), then, without in any way limiting, reducing or otherwise qualifying the obligations of Funding 2 under this Agreement, the Master Issuer shall:

         (i) promptly upon becoming aware of the circumstances, notify the Funding 2 Security Trustee, Funding 2 and the Rating Agencies; and

         (ii) upon written request from Funding 2, take such reasonable steps as may be practical to mitigate the effects of those circumstances including (without limitation) the assignment by novation of the Master Issuer's rights under this Loan Agreement to, and assumption by novation of all the Master Issuer's obligations under this Agreement by, another company, which is willing to participate in the Loan Tranches in its place and which is not subject to (a) and/or
                  (b) above,

         provided that no such transfer or assignment and transfer by novation of such rights and obligations may be permitted unless the Rating Agencies confirm in writing to Funding 2 and the Funding 2 Security Trustee that there will be no downgrading of the then current rating of the Notes issued by the Master Issuer as a result and Funding 2 indemnifies the Master Issuer for any reasonable costs and expenses properly incurred as a result of such transfer or assignment.

13.      Representations and Warranties of Funding 2

13.1 Representations and warranties: Funding 2 makes the representations and warranties set out in this Clause 13 to the Master Issuer and the Funding 2 Security Trustee (as trustee for each of the Funding 2 Secured Creditors).

13.2     Status:

         (a) It is a limited liability company duly incorporated, validly existing and registered under the laws of the jurisdiction in which it is incorporated, capable of being sued in its own right and not subject to any immunity from any proceedings; and

         (b) it has the power to own its property and assets and to carry on its business as it is being conducted.

13.3 Powers and authority: It has the power to enter into, perform and deliver, and has taken all necessary corporate and other action to authorise the execution, delivery and performance by it of, each of the Transaction Documents to which it is a party.

13.4 Legal validity: Each Transaction Document to which it is or will be a party constitutes or when executed in accordance with its terms will constitute, a legal, valid and binding obligation of Funding 2.

13.5 Non-conflict: The execution by it of each of the Transaction Documents to which it is a party and the exercise by it of its rights and the performance of its obligations under such Transaction Documents including, without limitation, borrowing pursuant to the terms of this Agreement or granting any security contemplated by the Transaction Documents will not:

         (a) result in the existence or imposition of, nor oblige it to create, any Security Interest in favour of any person (other than the Funding 2 Security Trustee for itself and on behalf of the other Funding 2 Secured Creditors or as otherwise contemplated in the Transaction Documents) over all or any of its present or future revenues or assets;

         (b) conflict with any document which is binding upon it or any of its assets;

         (c)      conflict with its constitutional documents; or

         (d) conflict with any law, regulation or official or judicial order of any government, governmental body or court, domestic or foreign, having jurisdiction over it.

13.6 No litigation: It is not a party to any material litigation, arbitration or administrative proceedings and, to its knowledge, no material litigation, arbitration or administrative proceedings are pending or threatened against it.

13.7 No default: No Funding 2 Intercompany Loan Event of Default is continuing unremedied (if capable of remedy) or unwaived or would result from the making of any Loan Tranche.

13.8 Authorisations: All governmental consents, licences and other approvals and authorisations required or desirable in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents have been obtained or effected (as appropriate) and are in full force and effect.

13.9 Registration requirements: Except for due registration of the Funding 2 Deed of Charge under Section 395 of the Companies Act 1985, it is not necessary that the Funding 2 Deed of Charge or this Agreement be filed, recorded or enrolled with any authority or that, except for registration fees payable at Companies Registry in respect of the Funding 2 Deed of Charge, any stamp, registration or similar tax be paid on or in respect thereof.

13.10 Ranking of security: The security conferred by the Funding 2 Deed of Charge constitutes a first priority security interest of the type described, and over the security assets referred to, in the Funding 2 Deed of Charge and the Funding 2 Charged Property is not subject to any prior or pari passu Security Interests.

13.11    No other business:

         (a) It has not traded or carried on any business since its date of incorporation or engaged in any activity whatsoever that is not incidental to or necessary in connection with any of the activities in which the Transaction Documents provide or envisage that it will engage; and

         (b) it is not party to any material agreements other than the Transaction Documents.

13.12    Ownership:

         (a) Its entire issued share capital is legally and beneficially owned and controlled by Holdings; and

         (b)      its shares are fully paid.

13.13 Good title as to assets: Subject to the Security Interests created under the Funding 2 Deed of Charge, it is and will remain the absolute beneficial owner of the Funding 2 Share and absolute legal and beneficial owner of all other assets charged or assigned by the Funding 2 Deed of Charge to which it is a party.

13.14 Repetition: The representations in this Clause 13 (Representations and Warranties of Funding 2) shall survive the execution of this Agreement and the making of each Loan Tranche under this Agreement, and shall be repeated by Funding 2 on each Closing Date relating to the making of each Loan Tranche by reference to the facts and circumstances then existing.

14.      Covenants

14.1 Duration: The undertakings in this Clause 14 (Covenants) shall remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement.

14.2 Information: Funding 2 shall supply to the Funding 2 Security Trustee and the Rating Agencies:

         (a) as soon as the same are available its audited accounts for that Financial Year; and

         (b) promptly, such other information in connection with the matters contemplated by the Transaction Documents as the Funding 2 Security Trustee or the Rating Agencies may reasonably request.

14.3 Notification of Default: Funding 2 shall notify the Master Issuer and the Funding 2 Security Trustee of any Funding 2 Intercompany Loan Event of Default (and the steps, if any, being taken to remedy it) or any event which with the giving of notice or lapse of time or certification would constitute the same promptly upon Funding 2 becoming aware of the occurrence of each Funding 2 Intercompany Loan Event of Default or such other event.

14.4     Authorisations: Funding 2 shall promptly:

         (a)      obtain, maintain and comply with the terms of; and

         (b) upon request, supply certified copies to the Master Issuer and the Funding 2 Security Trustee of,

         any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Transaction Document to which it is a party.

14.5 Pari passu ranking: Funding 2 shall procure that its obligations under the Transaction Documents do and will rank at least pari passu with all its other present and future unsecured obligations, except for obligations mandatorily preferred by law.

14.6 Negative pledge: Funding 2 shall not create or permit to subsist any security interest (including but not limited to any mortgage, standard security, charge (whether legal or equitable), assignment by way of security, pledge, lien, hypothecation or other security interest securing any obligation of any person (including, without limitation, any trust or arrangement having the effect of providing security)) over or in respect of any of its assets (unless arising by operation of law) other than as provided pursuant to the Transaction Documents.

14.7 Disposals; Mergers and Acquisitions: Funding 2 shall not, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, assign, transfer, lease or otherwise dispose of or grant any option over all or any part of its assets, properties or undertakings or any interest, estate, right, title or benefit therein, other than as provided for pursuant to the Transaction Documents. In addition to the foregoing:

         (a) Funding 2 shall not enter into any amalgamation, demerger, merger or reconstruction; and

         (b) Funding 2 shall not acquire any assets or business or make any investments other than as contemplated in the Transaction Documents.

14.8     Lending and borrowing:

         (a) Except as provided or contemplated under the Transaction Documents, Funding 2 shall not make any loans or provide any other form of credit to any person.

         (b) Funding 2 shall not give any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which Funding assumes any liability of any other person.

         (c) Funding 2 shall not incur any indebtedness in respect of any borrowed money other than under the Transaction Documents.

14.9     Shares and dividends: Funding 2 shall not:

         (a) declare or pay any dividend or make any other distribution in respect of any of its shares other than in accordance with the Funding 2 Deed of Charge;

         (b) issue any further shares or alter any rights attaching to its issued shares as at the date hereof; or

         (c)      repay or redeem any of its share capital.

14.10    Change of business:

         (a) Funding 2 shall not carry on any business or engage in any activity other than as contemplated by the Transaction Documents or which is not incidental to or necessary in connection with any of the activities in which the Transaction Documents provide or envisage that Funding 2 will engage.

         (b) Other than in respect of the Master Issuer, Funding 2 shall not have any subsidiaries or subsidiary undertakings as defined in the Companies Act 1985, as amended.

         (c)      Funding 2 shall not own any premises.

14.11 Tax: Funding 2 shall not apply to become part of any group for the purposes of section 43 of the Value Added Tax Act 1994 (as amended) with the Master Issuer unless required to do so by law.

14.12 United States Activities: Funding 2 will not engage in any activities in the United States (directly or through agents), will not derive any income from United States sources as determined under United States income tax principles and will not hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under United States tax principles.

14.13 Funding Ledgers: Funding 2 shall maintain, or cause to be maintained, the Funding 2 Ledgers in accordance with the Cash Management Agreement.

14.14 Funding 2 Liquidity Reserve Fund: Funding 2 will establish the Funding 2 Liquidity Reserve Fund and the Funding 2 Liquidity Reserve Ledger, should the long-term, unsecured, unsubordinated and unguaranteed debt obligations of the Seller cease to be rated at least A3 by Moody's or A- by Fitch (unless Moody's or Fitch, as applicable, confirms the then current ratings of the Notes of the Master Issuer will not be adversely affected by such ratings downgrade). Any such Funding 2 Liquidity Reserve Fund and Funding 2 Liquidity Reserve Ledger shall be established and maintained in accordance with the provisions of the Cash Management Agreement.

15.      Default

15.1 Funding 2 Intercompany Loan Events of Default: Each of the events set out in Clause 14.2 (Non-payment) to Clause 15.8 (Ownership) (inclusive) is a Funding 2 Intercompany Loan Event of Default (whether or not caused by any reason whatsoever outside the control of Funding 2 or any other person).

15.2 Non-payment: Subject to Clause 5.1 (Recourse limited to available funds), Funding 2 does not pay on the due date or for a period of five London Business Days after such due date any amount payable by it under any Funding 2 Intercompany Loan Agreement at the place at and in the currency in which it is expressed to be payable.

15.3 Breach of other obligations: Funding 2 does not comply in any material respect with any of its obligations under the Transaction Documents (other than those referred to in Clause 15.2 (Non-payment)) and such non-compliance, if capable of remedy, is not remedied promptly and in any event within twenty London Business Days of Funding 2 becoming aware of the non-compliance or receipt of a notice from the Funding 2 Security Trustee requiring Funding 2's non-compliance to be remedied.

15.4 Misrepresentation: A representation, warranty or statement made or repeated in or in connection with any Transaction Document or in any document delivered by or on behalf of Funding 2 under or in connection with any Transaction Document is incorrect in any material respect when made or deemed to be made or repeated.

15.5     Insolvency:

         (a) An order is made or an effective resolution is passed for the winding up of Funding 2 (except, in any such case, a winding-up or dissolution for the purpose of a reconstruction, amalgamation or merger the terms of which have been previously approved by the Funding 2 Security Trustee or as approved by an Extraordinary Resolution of the holders of the Class A Notes of all Series issued by the Master Issuer); or

         (b) Except for the purposes of an amalgamation, merger or restructuring as described in (a) above, Funding 2 ceases or threatens to cease to carry on all or a substantial part of its business or stops payment or threatens to stop payment of its debts or is deemed unable to pay its debts within the meaning of Section 123(a), (b), (c) or (d) of the Insolvency Act 1986 (as amended, modified or re-enacted) or becomes unable to pay its debts within the meaning of Section 132(2) of the Insolvency Act 1986 (as amended, modified or re-enacted); or

         (c) Proceedings are otherwise initiated against Funding 2 under any applicable liquidation, insolvency, composition, reorganisation or other similar laws (including, but not limited to, presentation of a petition for an administration order or the making of an application for an administration order or the filing of documents for an administration order) and (except in the case of presentation of a petition for an administration order) such Proceedings are not, in the opinion of the Funding 2 Security Trustee being disputed in good faith with a reasonable prospect of success; or a formal notice is given of intention to appoint an administrator; or an administration order being granted or an administrative receiver or other receiver, liquidator or other similar official being appointed in relation to Funding 2 or in relation to the whole or any substantial part of the undertaking or assets of Funding 2; or an encumbrancer taking possession of the whole or any substantial part of the undertaking or assets of Funding 2; or a distress, execution, diligence or other process being levied or enforced upon or sued out against the whole or any substantial part of the undertaking or assets of Funding 2 and such possession or process (as the case may be) not being discharged or not otherwise ceasing to apply within 30 days; or Funding 2 initiating or consenting to judicial proceedings relating to itself under applicable liquidation, insolvency, composition, reorganisation or other similar laws or making a conveyance or assignment for the benefit of its creditors generally.

15.6 Unlawfulness: It is or becomes unlawful for Funding 2 to perform any of its obligations under any Transaction Document.

15.7 The Funding 2 Deed of Charge: The Funding 2 Deed of Charge is no longer binding on or enforceable against Funding 2 or effective to create the security intended to be created by it.

15.8 Ownership: The entire issued share capital of Funding 2 ceases to be legally and beneficially owned and controlled by Holdings.

15.9 Acceleration of Global Intercompany Loan: Upon the Funding 2 Security Trustee's receipt from the Master Issuer or other party to a Transaction Document of notice of the occurrence of a Funding 2 Intercompany Loan Event of Default which is continuing unremedied and/or has not been waived, the Funding 2 Security Trustee may by written notice to Funding 2 (a "Funding 2 Intercompany Loan Enforcement Notice") which is copied to each of the Funding 2 Secured Creditors and the Mortgages Trustee:

         (a) declare all Loan Tranches made under this Agreement to be immediately due and payable, whereupon the same shall, subject to Clause 15.10 (Repayment of Global Intercompany Loan on acceleration), become so payable together with accrued interest thereon and any other sums then owed by Funding 2 under this Agreement; and/or

         (b) declare the Loan Tranches to be due and payable on demand of the Funding 2 Security Trustee.

15.10 Repayment of Intercompany Loans on acceleration: Upon the Funding 2 Security Trustee declaring the Loan Tranches to be immediately due and payable pursuant to Clause 15.9 (Acceleration), the amount due and payable in respect of shall be paid by Funding 2 without penalty or premium but subject to Clause 17 (Default interest and indemnity).

16.      Acceleration of Individual Loan Tranches

16.1     Acceleration Notice:  In relation to a Loan Tranche, upon:

         (a) the occurrence of any applicable date set out in the applicable Loan Tranche Supplement;

         (b)      the date upon which a Trigger Event occurs;

         (c) the date upon which an Issuer Enforcement Notice is served on the Funding 2 Issuer who funded such Loan Tranche under the Issuer Deed of Charge occurs;

         (d) the date upon which a Note Acceleration Notice in relation to the Series and Class of Notes that funded such Loan Tranche is served on the applicable Funding 2 Issuer under the Issuer Deed of Charge; or

         (e) the occurrence of the Step-Up Date (if any) in relation to such Loan Tranche,

         then the Outstanding Principal Balance of such Loan Tranche will become immediately due.

17.      Default Interest and Indemnity

17.1 Default Loan Interest Periods: If any sum due and payable by Funding 2 under a Loan Tranche is not paid on the due date for payment in accordance with this Agreement or if any sum due and payable by Funding 2 under any judgment or decree of any court in connection with this Agreement is not paid on the date of such judgment or decree, the period beginning on such due date or, as the case may be, the date of such judgment or decree and ending on the date upon which the obligation of Funding 2 to pay such sum (the balance thereof for the time being unpaid being herein referred to as an "unpaid sum") is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 17) be selected by the Funding 2 Security Trustee having regard to when such unpaid sum is likely to be paid.

17.2 Default interest: During each such period relating to an unpaid sum as is mentioned in this Clause 17 an unpaid sum shall bear interest at the rate per annum which the Master Issuer, acting reasonably, determines and certifies to Funding 2 and the Funding 2 Security Trustee, will be sufficient to enable it to pay interest and other costs and indemnities on or in respect of any amount which the Master Issuer does not pay as a result of Funding 2's non-payment under this Agreement, as a result of such unpaid sum not being paid to it.

17.3 Payment of default interest: Any interest which shall have accrued under Clause 17.2 (Default interest) in respect of an unpaid sum shall be due and payable and shall be paid by Funding 2 at the end of the period by reference to which it is calculated or on such other date or dates as the Funding 2 Security Trustee may specify by written notice to Funding 2.

17.4 Broken periods: Funding 2 shall forthwith on demand indemnify the Master Issuer against any loss or liability that the Master Issuer incurs as a consequence of any payment of principal being received from any source otherwise than on a Payment Date or an overdue amount being received otherwise than on its due date.

17.5 Funding 2's payment indemnity: Funding 2 undertakes to indemnify the Master Issuer:

         (a) against any cost, claim, loss, expense (including legal fees) or liability together with any amount in respect of Irrecoverable VAT thereon (other than by reason of the negligence or wilful default by the Master Issuer) which it may sustain or incur as a consequence of the occurrence of any Funding 2 Intercompany Loan Event of Default or any default by Funding 2 in the performance of any of the obligations expressed to be assumed by it in any of the Transaction Documents (other than by reason of negligence or wilful default on the part of the Master Issuer or prior breach by the Master Issuer of the terms of any of the Transaction Documents to which it is a party); and

         (b) against any other loss or liability (other than by reason of the negligence or default of the Master Issuer or breach by the Master Issuer of the terms of any of the Transaction Documents to which it is a party (except where such breach is caused by the prior breach of Funding 2) or loss of profit) it may suffer by reason of having made a Loan Tranche available or entering into this Agreement or enforcing any security granted pursuant to the Funding 2 Deed of Charge.

18.      Payments

18.1     Payment:

         (a) Subject to Clause 5 (Limited Recourse), all amounts of interest and principal to be paid to the Master Issuer under this Agreement shall be paid in Sterling for value by Funding 2 to the Issuer Transaction Account and the relevant irrevocable payment instruction for such payment shall be given by Funding 2 by no later than noon to the Issuer Cash Manager under the Issuer Cash Management Agreement (with a copy to the Master Issuer and the Funding 2 Security Trustee) on the Distribution Date immediately preceding the relevant Payment Date.

         (b) On each date on which this Agreement requires any amount other than the amounts specified in Clause 18.1(a) to be paid by Funding 2, Funding 2 shall save as provided otherwise herein, make the same available to the Master Issuer by payment in Sterling in immediately available, freely transferable, cleared funds to the Issuer Transaction Account.

18.2 Alternative payment arrangements: If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law, exchange control regulations or any similar event) for Funding 2 to make any payments under this Agreement in the manner specified in Clause 18.1 (Payment), then Funding 2 shall make such alternative arrangements for the payment direct to the Master Issuer of amounts due under this Agreement as are acceptable to the Funding 2 Security Trustee.

18.3 No set-off: All payments required to be made by Funding 2 under an this Agreement shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of, and without any deduction for or on account of, any set-off or counterclaim.

19.      Entrenched Provisions

         Each of Funding 2, the Master Issuer and the Funding 2 Security Trustee acknowledge and agree that Funding 2 may from time to time enter into new Funding 2 Intercompany Loan Agreements and that the obligation of Funding 2 to repay the Loan Tranches made under this Agreement will rank pari passu with the obligations of Funding 2 to repay any such other Funding 2 Intercompany Loans. If Funding 2 intends to enter into a new Funding 2 Intercompany Loan Agreement then the provisions of this Agreement may be varied (with the consent of the parties to this Agreement to the extent necessary to reflect the terms of that Funding 2 Intercompany Loan Agreement PROVIDED THAT no variation shall be made to any of the following terms without the prior written consent of the Funding 2 Secured Creditors and the Rating Agencies:

         (a) the Payment Dates;

         (b) Clause 5 (Limited Recourse);

         (c) Clause 10 (Taxes); and

         (d) Clause 20.5 (Funding 2 Security Trustee).

20.      Further Provisions

20.1 Evidence of indebtedness: In any proceeding, action or claim relating to an a Loan Tranche a statement as to any amount due to the Master Issuer under such Loan Tranche which is certified as being correct by an officer of the Funding 2 Security Trustee shall, unless otherwise provided in this Agreement, be prima facie evidence that such amount is in fact due and payable.

20.2     Amendments and Waiver:

         (a) Entire Agreement: This Agreement sets out the entire agreement and understanding between the parties with respect to the subject matter of this Agreement superseding all prior oral or written understandings other than the other Transaction Documents.

         (b) Amendments and Waiver: Subject to Clause 19 (Entrenched Provisions), no amendment or waiver of any provision of this Agreement nor consent to any departure by any of the parties therefrom shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto. In the case of a waiver or consent, such waiver or consent shall be effective only in the specific instance and as against the party or parties giving it for the specific purpose for which it is given.

         (c) Rights cumulative: The respective rights of each of the parties to this Agreement are cumulative and may be exercised as often as they consider appropriate. No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies in this Agreement are cumulative and not exclusive of any remedies provided by law.

20.3 Assignment: Neither the Master Issuer nor Funding 2 may assign or transfer any of its respective rights and obligations under this Agreement PROVIDED THAT:

         (a) the Master Issuer may assign its rights, title, interest or benefit thereunder to the Issuer Security Trustee pursuant to the Issuer Deed of Charge;

         (b) Funding 2 may assign its rights hereunder to the Funding 2 Security Trustee pursuant to the Funding 2 Deed of Charge.

20.4 Severability: Where any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Agreement, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

20.5     Funding 2 Security Trustee:

         (a) The Funding 2 Security Trustee shall have no responsibility for any of the obligations of any other party to this Agreement (other than itself). For the avoidance of doubt, the parties to this Agreement acknowledge that the rights and obligations of the Funding 2 Security Trustee under this Agreement are governed by the Funding 2 Deed of Charge.

         (b) As between the Funding 2 Security Trustee and the parties hereto any liberty or power which may be exercised or any determination which may be made hereunder by the Funding 2 Security Trustee may be exercised or made in the Funding 2 Security Trustee's absolute discretion without any obligation to give reasons therefor, but in any event must be exercised or made in accordance with the provisions of the Funding 2 Deed of Charge.

20.6 Counterparts: This Agreement may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

20.7 Third Party Rights: A person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

20.8 Corporate Obligations: To the extent permitted by law, no recourse under any obligation, covenant, or agreement of any person contained in this Agreement shall be had against any shareholder, officer or director of such person as such, by the enforcement of any assessment or by any legal proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of each person expressed to be a party hereto and no personal liability shall attach to or be incurred by the shareholders, officers, agents or directors of such person as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such person contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such person of any of such obligations, covenants or agreements, either under any applicable law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by each person expressed to be a party hereto as a condition of and consideration for the execution of this Agreement.

21.      Redenomination

         Each obligation under this Agreement which has been denominated in sterling shall be redenominated in Euro in accordance with applicable legislation passed by the European Monetary Union upon such redenomination of the Sterling Notes.

22.      Notices

         Any notices or other communication or document to be given or delivered pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or by facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched or (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a London Business Day or on the next London Business Day if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

         (a) in the case of Master Issuer, to Granite Issuer Master plc Fifth Floor, 100 Wood Street, London EC2V 7EX (facsimile number 020 7606 0643) for the attention of the Company Secretary with a copy to Northern Rock plc, Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL (facsimile number 0191 213 2203) for the attention of the Group Secretary;

         (b) in the case of Funding 2, to Granite Finance Funding 2 Limited 69 Park Lane, Croydon, CR9 1TA (facsimile number 020 8409 8911) for the attention of the Company Secretary (with a copy to Northern Rock plc, Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL (facsimile number 0191 213 2203) for the attention of the Group Secretary);

         (c) in the case of Funding 2 Security Trustee, to The Bank of New York, 48th Floor, One Canada Square, London, E14 5AL (facsimile number 020 7964 6399) for the attention of the Global Structured Finance (Corporate Trust); and

         (d) in the case of Agent Bank, to Citibank, N.A., 5 Carmelite Street, London EC4Y 0PA, (facsimile number 020 7508 3881) for the attention of Rate Fixing,

                  or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 22. All notices served under this Agreement shall be simultaneously copied to the Funding 2 Security Trustee by the person serving the same.

23.      Governing Law and Submission to Jurisdiction

23.1 Governing Law: This Agreement is governed by, and shall be construed in accordance with, English law.

23.2 Submission to Jurisdiction: Each of the parties hereto irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

23.3 Forum: Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any suit, action or proceeding and to settle any disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed on the day and year first before written.

                                  SCHEDULE 1

                          FORM OF LOAN TRANCHE NOTICE

From:  Granite Master Issuer plc (the "Master Issuer")

To:    Granite Finance Funding 2 Limited ("Funding 2")

Copy:  The Bank of New York (the "Funding 2 Security Trustee")



Dear Sirs,

1. We refer to the agreement between, inter alios, ourselves, the Master Issuer and the Funding 2 Security Trustee (as from time to time amended, varied, novated or supplemented (the "Global Intercompany Loan Agreement")) dated [o], 2005 whereby a Global Loan Facility was made available to Funding 2. Terms defined in the Global Intercompany Loan Agreement shall have the same meaning in this notice.

2. We hereby give you notice that, pursuant to the Global Intercompany Loan Agreement and upon the terms and subject to the conditions contained therein, we wish to make the following Loan Tranches available to Funding 2 on [specify Closing Date]:

         o Series [o] [o] (Class [o]) Loan Tranche to be funded by the Series [o] Class [o] Notes on the Closing Date:

                  (a)     principal amount and currency of [o];

                  (b)     specified Currency Exchange Rate of GBP 1.00/[o];

                  (c) Principal amount (in Sterling) available to be drawn in respect of such Loan Tranche of
                          (GBP)[o];

         [repeat for all applicable Loan Tranches]

3. The interest rate(s) applicable to each Loan Tranche will be as follows:

         o Series [o] [o] (Class [o]) Loan Tranche: [o] [Set out relevant interest rate(s)]

         [repeat for all applicable Loan Tranches]





Yours faithfully,



For and on behalf of
Granite Finance Funding Limited

                                  SCHEDULE 2

                        FORM OF LOAN TRANCHE SUPPLEMENT

                                  Dated [o]



                       GRANITE FINANCE FUNDING 2 LIMITED
                                 as Funding 2




                           GRANITE MASTER ISSUER PLC
                               as Master Issuer



                             THE BANK OF NEW YORK
                         as Funding 2 Security Trustee



                                 CITIBANK, NA
                                 as Agent Bank





     -------------------------------------------------------------------

                            LOAN TRANCHE SUPPLEMENT

     --------------------------------------------------------------------

THIS LOAN TRANCHE SUPPLEMENT is dated [o] between:

(1) GRANITE FINANCE FUNDING 2 LIMITED (registered number 5249387) a private limited liability company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX as Master Issuer;

(2) GRANITE MASTER ISSUER PLC (registered number 5250668) a public limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX as Funding 2;

(3) THE BANK OF NEW YORK, whose offices are at One Canada Square, 48th Floor, London E14 5AL in its capacity as the Funding 2 Security Trustee; and

(4) CITIBANK, N.A., acting through its offices at 5 Carmelite Street, London EC4Y 0PA in its capacity as the Agent Bank.

This document constitutes the Loan Tranche Supplement relating to the Loan Tranches described herein. Terms used herein shall be deemed to be defined as such for the purposes of the Global Intercompany Loan Agreement entered into between the parties hereto on [o], 2005. This Loan Tranche Supplement contains the final terms of the Loan Tranches identified and described herein, is supplemental to and must be read in conjunction with the Global Intercompany Loan Agreement.

[To be repeated for each Loan Tranche funded by Notes of each class of the same Series]

Loan Tranche: The Series [o] Class [o] Notes will fund the [identifier] Loan Tranche which shall have thefollowing terms:

1.       Borrower:                           Granite Finance Funding 2 Limited

2.       Lender:                             Granite Master Issuer plc

3.       (i)    Loan Tranche Rating:         [o]

         (ii)   Series Number:               [o]

4.       Initial Outstanding Principal       [o]
         Balance:

5.       (i)    Closing Date:                [o]

         (ii)   Loan Tranche Interest        [o]
                Commencement Date:

         (iii)  Loan Tranche Interest Reset  [o]
                Dates:

6.       Final Repayment Date                [o]

7.       Payment Dates:                      [o]

8.       Initial Relevant Screen Rate:       [o]

9.       Relevant Margin:                    [o]

10.      Step-Up Date                        [Not Applicable/The Payment Date
                                             occurring in [specify date]]
                                             (If not applicable, delete the
                                             remaining parts of this sub-
                                             paragraph)

11.      Relevant Margin following Step-Up   [Not Applicable/[o]]
         Date:

12.      Redemption/Payment Basis            [Redemption at par]
                                             [Index Linked Redemption]
                                             [Dual Currency Redemption]
                                             [Bullet Redemption]
                                             [Scheduled Redemption]
                                             [Controlled Amortisation]
                                             [Pass-through]

13.      Change of Redemption/Payment        [Specify details of any provision
         Basis                               for change of Loan Tranches into
                                             another Redemption/Payment Basis

14.      Details relating to Bullet Loan     [Applicable/Not Applicable]
         Tranche:

                                             [if not applicable, delete the
                                             remaining sub-paragraphs of this
                                             paragraph]

         (i)   Bullet Repayment Loan         [o]
               Amount:

         (ii)  Bullet Redemption Date:       [o]

15.      Details relating to Scheduled       [Applicable/Not Applicable]
         Repayment Loan Tranche:
                                             [If the Scheduled Repayment Loan
                                             Tranche is applicable, specify the
                                             Scheduled Repayment Dates and
                                             Scheduled Repayment Loan
                                             Instalments below]
                                             [if not applicable, delete the
                                             remaining sub-paragraphs of this
                                             paragraph]

               Scheduled Repayment Dates     Scheduled Repayment Loan Instalment

                         [o]                                   [o]

16.      Details relating to Controlled      [Applicable/Not Applicable]
         Amortisation Loan Tranche:
                                             [If the Controlled Amortisation
                                             Loan Tranche is applicable,
                                             specify the Target Balance for
                                             each Payment Date below]
                                             [if not applicable, delete the
                                             remaining sub-paragraphs of this
                                             paragraph]

               Payment Date occurring in                   Target Balance

                         [o]                                    [o]

17.      Details relating to Pass-through    [Applicable/Not Applicable]
         Loan Tranches:
                                             [If the Pass-through Loan Tranche
                                             is applicable, specify the
                                             [permitted redemption date]
                                             following which the Pass-through
                                             Loan Tranches will be due and
                                             payable]

18.      Other terms and special conditions: [Not Applicable/give details]

Confirmations:

Funding 2 confirms that:

(a) no Funding 2 Intercompany Loan Event of Default has occurred and is continuing which has not been waived, or would result from the making of such Loan Tranche;

(b)      the representations and warranties set out in Clause 12
         (Representations and warranties of Funding 2 are true on and as of the Closing Date specified in this Loan Tranche Supplement by reference to the facts and circumstances then existing; and

(c) as of the Closing Date specified in this Loan Tranche Supplement, there is no debit balance on the Funding 2 Principal Deficiency Ledger.

The Master Issuer confirms that:

(a) no Issuer Event of Default has occurred and is continuing which has not been waived, or would result from the making of such Loan Tranche;

(b) the aggregate amount of the Loan Tranches to be made on the Closing Date specified in this Loan Tranche Supplement and any Loan Tranches outstanding on such Closing Date do not exceed the Total Credit Commitment.


                                EXECUTION PAGE
                          for Loan Tranche Supplement

Funding 2

Executed by
GRANITE FINANCE FUNDING 2
LIMITED                                                         By
as follows:                                                       ----------------------------------------------
Signed for and on its behalf by one of its duly                   Duly Authorised Attorney/Signatory
authorised attorneys/signatories
                                                                Name
                                                                  ----------------------------------------------


The Master Issuer

Executed by                                                     By
GRANITE MASTER ISSUER PLC                                         -----------------------------------------------
as follows:                                                       Duly Authorised Attorney/Signatory
Signed for and on its behalf by one of its duly
authorised attorneys/signatories
                                                              Name
                                                                  ----------------------------------------------


The Funding 2 Security Trustee

Executed by                                                     By
THE BANK OF NEW YORK                                              ----------------------------------------------
as follows:                                                       Duly Authorised Attorney/Signatory
Signed for and on its behalf by one of its duly
authorised attorneys/signatories
                                                              Name
                                                                  ----------------------------------------------


The Agent Bank

Executed by                                                     By
CITIBANK, NA                                                      ----------------------------------------------
as follows:                                                       Duly Authorised Attorney/Signatory
Signed for and on its behalf by one of its duly
authorised attorneys/signatories

                                                              Name
                                                                  ----------------------------------------------




                                      29


                                                EXECUTION PAGE

Funding 2

Executed by                                                     By
GRANITE FINANCE FUNDING 2 LIMITED                                 ---------------------------------------------
as follows:                                                       Duly Authorised Attorney/Signatory
Signed for and on its behalf by one of its duly
authorised attorneys/signatories
                                                              Name
                                                                  ----------------------------------------------


The Master Issuer

Executed by                                                     By
GRANITE MASTER ISSUER PLC                                         ----------------------------------------------
as follows:                                                       Duly Authorised Attorney/Signatory
Signed for and on its behalf by one of its duly
authorised attorneys/signatories
                                                              Name
                                                                  ----------------------------------------------


The Funding 2 Security Trustee

Executed by                                                     By
THE BANK OF NEW YORK                                              ---------------------------------------------
as follows:                                                       Duly Authorised Attorney/Signatory
Signed for and on its behalf by one of its duly
authorised attorneys/signatories

                                                              Name
                                                                  ----------------------------------------------


The Agent Bank

Executed by                                                     By
CITIBANK, NA                                                      ----------------------------------------------
as follows:                                                       Duly Authorised Attorney/Signatory
Signed for and on its behalf by one of its duly
authorised attorneys/signatories

                                                              Name
                                                                  ----------------------------------------------



  Definitions (to be incorporated into revised Master Definitions and Issuer
                            Definitions Schedules)

"AAA Loan Tranche" means, a tranche of any Funding 2 Intercompany Loan which has been structured so as to reflect the payment obligations on the Notes of the relevant Funding 2 Issuer which are rated AAA by S&P, Aaa by Moody's and AAA by Fitch at their date of issue;

"AAA Principal Deficiency Sub Ledger" means the sub-ledger of the Funding 2 Principal Deficiency Ledger corresponding to the AAA Loan Tranches;

"AA Loan Tranche" means, a tranche of any Funding 2 Intercompany Loan which has been structured so as to reflect the payment obligations on the Notes of the relevant Funding 2 Issuer which are rated AA by S&P, Aa2 by Moody's and AA by Fitch at their date of issue;

"AA Principal Deficiency Sub Ledger" means the sub-ledger of the Funding 2 Principal Deficiency Ledger corresponding to the AA Loan Tranches;

"A Loan Tranche" means, a tranche of any Funding 2 Intercompany Loan which has been structured so as to reflect the payment obligations on the Notes of the relevant Funding 2 Issuer which are rated A by S&P, A2 by Moody's and A by Fitch at their date of issue;

"A Principal Deficiency Sub Ledger" means the sub-ledger of the Funding 2 Principal Deficiency Ledger corresponding to the A Loan Tranches;

"Acceleration Notice" means, in relation to a Funding 2 Issuer, a notice issued by the relevant Note Trustee to such Funding 2 Issuer, the relevant Issuer Security Trustee and the Funding 2 Security Trustee which has the effect of deeming the Series and Class of Notes specified in such notice to be Pass-Through Notes which have passed their Step-Up Date;

"BBB Loan Tranche" means, a tranche of any Funding 2 Intercompany Loan which has been structured so as to reflect the payment obligations on the Notes of the relevant Funding 2 Issuer which are rated BBB by S&P, Baa2 by Moody's and BBB by Fitch at their date of issue;

"BBB Principal Deficiency Sub Ledger" means the sub-ledger of the Funding 2 Principal Deficiency Ledger corresponding to the BBB Loan Tranches;

"BB Loan Tranche" means, a tranche of any Funding 2 Intercompany Loan which has been structured so as to reflect the payment obligations on the Notes of the relevant Funding 2 Issuer which are rated BB by S&P, Ba2 by Moody's and BB by Fitch at their date of issue;

"BB Principal Deficiency Sub Ledger" means the sub-ledger of the Funding 2 Principal Deficiency Ledger corresponding to the BB Loan Tranches;

"Class" means in relation to the Notes or the Noteholders, the Class A Notes, the Class B Notes, the Class M Notes, the Class C Notes or the Class D Notes, as the context requires;

"Closing Date" means, in relation to a Funding 2 Issuer and a Series and Class of Notes issued by such Funding 2 Issuer, the date on which such Series and Class of Notes is issued to the Noteholders;

"Contributions" means the consideration in the form of cash provided to the Mortgages Trustee by any Beneficiary in respect of the share of such Beneficiary in the Trust Property under the Mortgages Trust Deed, being any of an Initial Contribution, a Further Contribution or a Deferred Contribution;

"Current Funding 2 Share" means the amount of Trust Property beneficially owned by Funding 2 from time to time, as determined in accordance with Clause 8 (Adjustment of Funding Share Percentage, Funding 2 Share Percentage and Seller Share Percentage) of the Mortgages Trust Deed;

"Final Repayment Date" means, in respect of any Loan Tranche made under the Global Intercompany Loan Agreement, the date specified as such for that Loan Tranche in the related Loan Tranche Supplement and, in respect of the Global Intercompany Loan Agreement, means, at any time, the latest Final Repayment Date specified in respect of the Loan Tranches outstanding at that time;

"Funding 2 Available Principal Receipts" in respect of a Payment Date will be calculated by the Cash Manager or otherwise on behalf of Funding 2 (or, following enforcement of the Funding 2 Security, the Funding 2 Security Trustee) on the Distribution Date immediately preceding that Payment Date and will be an amount equal to the sum of:

(a) all Funding 2 Principal Receipts standing to the credit of the Funding 2 Cash Accumulation Ledger which are to be applied on the next Payment Date to repay a Bullet Repayment Loan Amount or to make a payment under items (A), (B) or (C) of the Funding 2 Pre-Enforcement Principal Priority of Payments and, if such Payment Date occurs on or after a Trigger Event, the remainder of such receipts standing to the credit of the Funding 2 Cash Accumulation Ledger;

(b) all other Mortgages Trustee Principal Receipts received by Funding 2 from the Mortgages Trustee during the Interest Period ending on the relevant Payment Date standing to the credit of the Funding 2 Principal Ledger;

(c) the amounts, if any, credited to the Funding 2 Principal Deficiency Ledger pursuant to items [(I), (L), (N),(P) (R)] of the Funding 2 Pre-Enforcement Revenue Priority of Payments;

(d) in so far as needed to make a Funding 2 Reserve Principal Payment, any amount available to be drawn under the Funding 2 Reserve Fund less any amounts applied or to be applied on the relevant Payment Date in payment of interest and expenses under the Funding 2 Pre-Enforcement Revenue Priority of Payments, plus any amounts to be credited to the Funding 2 Reserve Ledger on the relevant Payment Date;

(e) in so far as needed to make a Funding 2 Liquidity Reserve Principal Payment, any amount available to be drawn under the Funding 2 Liquidity Reserve Fund less any amounts applied or to be applied on the relevant Payment Date in payment of interest and expenses under the Funding 2 Pre-Enforcement Revenue Priority of Payments, plus any amounts to be credited to the Funding 2 Liquidity Reserve Ledger on that relevant Payment Date;

(f) in so far as needed to make a Funding 2 Liquidity Facility Principal Payment, any amount available to be drawn under the Funding 2 Liquidity Facility less any amounts applied or to be applied on the relevant Payment Date in payment of interest and expenses under the Funding 2 Pre-Enforcement Revenue Priority of Payments, plus any amounts to be repaid to the Funding 2 Liquidity Facility Provider under item (A) of the relevant Funding 2 Pre-Enforcement Principal Priority of Payments on that relevant Payment Date, to the extent that such amounts are available to be drawn;

         less

(g)      amounts to be applied on the relevant payment date to any items [(H),
         (J), (M), (O) and (Q)] of the Funding 2 Pre-Enforcement Revenue Priority of Payments.

"Funding 2 Available Revenue Receipts" in respect of any Payment Date will be calculated by the Cash Manager on the Distribution Date immediately preceding such Payment Date and will be an amount equal to the sum of:

(a) all Mortgages Trustee Available Revenue Receipts distributed to Funding 2 during the Interest Period ending on the relevant Payment Date;

(b) other net income of Funding 2 including all amounts of interest received on the Funding 2 GIC Account and the Funding 2 Transaction Account, and/or all income from Funding 2's Authorized Investments, on each Distribution Date during the Interest Period ending on such Payment Date, in each case to be received on or prior to such Payment Date; and

(c) amounts received from the Funding 2 Basis Rate Swap Provider under the Funding 2 Basis Rate Swap Agreement (excluding Swap Collateral standing to the credit of the Funding 2 Swap Collateral Accounts) including any early termination amounts (other than such early termination amounts applied or to be applied by Funding 2 in the purchase of one or more replacement hedge transactions) recovered by Funding 2 under the Funding 2 Basis Rate Swap Agreement);

(d) [(only to the extent required after making the calculation set out in paragraph [__] to Schedule [__] of the Funding 2 Deed of Charge the aggregate of amounts standing to the credit of the Funding 2 Principal Ledger or the Funding 2 Cash Accumulation Ledger (as applicable) which are to be applied on the relevant payment date to pay items (H), (J), (M), (O), and (Q) of the Funding 2
         Pre-Enforcement Revenue Priority of Payments;]

(e) the amount standing to the credit of the Funding 2 Reserve Ledger, subject to any limits or conditions on the purposes for which the Funding 2 Reserve Fund may be utilized; and

(f) the amount standing to the credit of the Funding 2 Liquidity Reserve Ledger, if any, subject to any limits or conditions on the purposes for which the Funding 2 Liquidity Reserve Fund may be utilized.

(g) in so far as is needed, any amount available to be drawn under the Funding 2 Liquidity Facility, if any, for the payment of interest and expenses.

"Funding 2 Charged Property" means the property, assets and undertakings of Funding 2 which from time to time are or are expressed to be mortgaged, charged, assigned, pledged or otherwise encumbered to, or in favour of the Funding 2 Security Trustee for itself and for the Funding 2 Secured Creditors under the Funding 2 Deed of Charge or any other Funding 2 Transaction Document;

"Funding 2 Deed of Charge" means the deed of charge entered into on or about the Funding 2 Program Date between Funding 2, the Funding 2 Security Trustee, the Issuer Security Trustee, Granite Master Issuer plc, the Funding 2 Basis Rate Swap Provider, the Corporate Services Provider, the Account Bank, the Funding 2 GIC Provider, the Mortgages Trustee and the Cash Manager and the Schedules thereto and including each Deed of Accession or Accession Undertaking entered into in connection therewith;

"Funding 2 GIC Account" means the account in the name of Funding 2 (sort code 30-00-59, account number [o]) held at Northern Rock, and maintained subject to the Funding 2 Guaranteed Investment Contract and the Bank Account Agreement and such additional or replacement accounts as may for the time being be in place with the prior consent of the Funding 2 Security Trustee;

"Funding 2 GIC Provider" means, Northern Rock or such other person or persons as are for the time being the GIC Provider to Funding 2 under the Funding 2 Guaranteed Investment Contract;

"Funding 2 Guaranteed Investment Contract" means the guaranteed investment contract entered into on or about the Funding 2 Program Date between Funding 2, the Funding 2 GIC Provider, the Cash Manager and the Funding 2 Security Trustee under which the Funding 2 GIC Provider agrees to pay Funding 2 a guaranteed rate of interest on the balance from time to time of the Funding 2 GIC Account and shall include any additional guaranteed investment contract entered into by Funding 2 in accordance with the Transaction Documents;

"Funding 2 Intercompany Loan" means a loan (or the aggregate of a number of separate loans) of the net proceeds of any issue (or all issues) of Notes by a Funding 2 Issuer, such loan(s) being advanced to Funding 2 by such Funding 2 Issuer pursuant to the terms of a Funding 2 Intercompany Loan Agreement;

"Funding 2 Intercompany Loan Agreement" means an intercompany loan agreement entered into between Funding 2 and a Funding 2 Issuer in relation to a Funding 2 Intercompany Loan;

"Funding 2 Intercompany Loan Enforcement Notice" means an enforcement notice served by the Funding 2 Security Trustee on Funding 2 in relation to the enforcement of the Funding 2 Security following the occurrence of a Funding 2 Intercompany Loan Event of Default;

"Funding 2 Intercompany Loan Event of Default" means, in relation to the Global Intercompany Loan Agreement, the occurrence of an event of default specified as such in Clause 15 (Default) of the Global Intercompany Loan Agreement, and in relation to any other Funding 2 Intercompany Loan Agreement, the occurrence of an event of default specified as such in such Funding 2 Intercompany Loan Agreement;

"Funding 2 Ledgers" means the Funding 2 Principal Ledger, the Funding 2 Revenue Ledger, the Funding 2 Reserve Ledger, the Funding 2 Liquidity Reserve Ledger (if any), the Funding

2 Liquidity Facility Ledger (if any), the Funding 2 Principal Deficiency Ledger, the Funding 2 Cash Accumulation Ledger, the Funding 2 Intercompany Loan Ledger and the Funding 2 Swap Collateral Ledger;

"Funding 2 Liquidity Facility" means a liquidity facility entered into by Funding 2 at any time after the Funding 2 Program Date;

"Funding 2 Liquidity Facility Agreement" means any agreement entered into by Funding 2 relating to the provision of a Funding 2 Liquidity Facility;

"Funding 2 Liquidity Facility Principal Payment" means the payments specified as such in the Funding 2 Liquidity Facility Agreement (if any);

"Funding 2 Liquidity Facility Provider" means such person or persons for the time being the provider of liquidity under any Funding 2 Liquidity Facility Agreement;

"Funding 2 Liquidity Reserve Fund" means the liquidity reserve fund which Funding 2 will be required to establish if the long term, unsecured, unsubordinated and unguaranteed debt obligations of the Seller cease to be rated at least A3 by Moody's or A- by Fitch (unless Moody's or Fitch, as applicable, confirms that the then-current ratings of the Notes of any Funding 2 Issuer will not be adversely affected). The Funding 2 Liquidity Reserve Fund, if any, will be funded to the relevant Funding 2 Liquidity Reserve Required Amount;

"Funding 2 Liquidity Reserve Ledger" means the ledger maintained by the Cash Manager in the name of Funding 2 pursuant to the Cash Management Agreement to record the amount standing to the credit of the Funding 2 Liquidity Reserve Fund from time to time;

"Funding 2 Liquidity Reserve Principal Payment" means any drawing from the Funding 2 Liquidity Reserve Fund to help meet any deficit in Funding 2 Available Principal Receipts available for:

(a) prior to the occurrence of a Trigger Event, repayment of principal due and payable in respect of Original Bullet Loan Tranches (which are AAA Loan Tranches); and

(b) on or after the occurrence of a Trigger Event, repayment of principal due and payable in respect of Original Bullet Loan Tranches (which are AAA Loan Tranches) on their respective Final Maturity Dates, in each case, prior to the service of a Funding 2 Intercompany Loan Enforcement Notice;

"Funding 2 Liquidity Reserve Required Amount" means [o];

"Funding 2 Post-Enforcement Priority of Payments" means the rules and the order of priority in which Funding 2 Available Revenue Receipts, Funding 2 Available Principal Receipts and all other monies, income, receipts and recoveries of Funding 2 or the Funding 2 Security Trustee or any Receiver of Funding 2 and the proceeds of enforcement of the Funding 2 Security are to be applied following service of an Intercompany Loan Enforcement Notice or otherwise following an enforcement of the Funding 2 Security as set out in Part [o] of Schedule [o] (Funding 2 Priority of Payments) to the Funding 2 Deed of Charge, as the same may be amended, varied or superseded from time to time in accordance with the terms of the Funding 2 Deed of Charge;

"Funding 2 Pre-Enforcement Principal Priority of Payments" means the rules and the order of priority in which Funding 2 Available Principal Receipts will be applied prior to the enforcement of the Funding 2 Security as set out in Part [o] of Schedule [o] (Funding 2 Priority of Payments) to the Funding 2 Deed of Charge, as the same may be amended, varied or superseded from time to time in accordance with the terms of the Funding 2 Deed of Charge;

"Funding 2 Pre-Enforcement Revenue Priority of Payments" means the rules and the order of priority in which Funding 2 Available Revenue Receipts will be applied prior to the enforcement of the Funding 2 Security as set out in Part [o] of Schedule [o] (Funding 2 Priority of Payments) to the Funding 2 Deed of Charge, as the same may be amended, varied or superseded from time to time in accordance with the terms of the Funding 2 Deed of Charge;

"Funding 2 Principal Deficiency Ledger" means the ledger maintained by the Cash Manager in the name of Funding 2 which will be established on the Funding 2 Program Date and will be sub-divided into sub ledgers corresponding to the AAA Loan Tranches, the AA Loan Tranches, the A Loan Tranches, the BBB Loan Tranches and the BB Loan Tranches in order to record Losses on Mortgage Loans allocated to Funding 2, the application of Funding 2 Available Principal Receipts in paying interest on the Funding 2 Intercompany Loans and certain amounts ranking in priority thereto in accordance with the Funding 2 Pre-Enforcement Revenue Priority of Payments and the application of Funding 2 Principal Receipts to fund or replenish the Funding 2 Liquidity Reserve Fund (if any);

"Funding 2 Principal Receipts" means the Principal Receipts received by Funding 2 from the Mortgages Trustee on each Distribution Date;

"Funding 2 Priority of Payments" means, as applicable, any of the Funding 2 Pre-Enforcement Revenue Priority of Payments, the Funding 2 Pre-Enforcement Principal Priority of Payments or the Funding 2 Post-Enforcement Priority of Payments;

"Funding 2 Reserve Fund" means the reserve fund established in the name of Funding 2 on the Funding 2 Program Date in an amount up to the Funding 2 Reserve Maximum Amount, which prior to enforcement may be allocated to help meet any deficit in Funding Available Revenue Receipts and thereby any deficit recorded on the Funding 2 Principal Deficiency Ledgers and/or utilised to fund expenses in connection with the issuance of Notes by Funding 2 Issuers;

"Funding 2 Reserve Principal Payment" means any drawing from the Funding 2 Reserve Fund to help meet any deficit in Funding 2 Available Principal Receipts available for:

(a) prior to the occurrence of a Trigger Event, repayment of principal due and payable in respect of a Bullet Loan Tranche; and

(b) on or after the occurrence of a Trigger Event, repayment of principal due and payable in respect of Bullet Loan Tranches on their respective Final Maturity Dates,

in each case, prior to the service of a Funding 2 Intercompany Loan Enforcement Notice;

"Funding 2 Secured Creditors" means the Funding 2 Security Trustee (and any Receiver of Funding 2 appointed pursuant to the Funding 2 Deed of Charge), the Issuer Security Trustee,




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

Granite Master Issuer plc, the Corporate Services Provider in relation to Funding 2, the Account Bank, the Funding 2 GIC Provider, the Mortgages Trustee, the [NR] Start-up Loan Provider, the Cash Manager, the Funding 2 Basis Rate Swap Provider and each New Funding 2 Secured Creditor who accedes to the Funding 2 Deed of Charge from time to time pursuant to a Deed of Accession (including, for the avoidance of doubt, any new Funding 2 Issuer);

"Funding 2 Security" means the security granted by Funding 2 under or pursuant to the Funding 2 Deed of Charge in favour of the Funding 2 Security Trustee for the benefit of the Funding 2 Secured Creditors or any of them including the security granted by Funding 2 under or pursuant to any Deed of Accession;

"Funding 2 Security Trustee" means, The Bank of New York, whose principal office is at 48th Floor, One Canada Square, London E14 5AL, or such other persons and all other persons for the time being acting as the security trustee or security trustees pursuant to the Funding 2 Deed of Charge;

"Funding 2 Share" means the Current Funding 2 Share;

"Further Contribution" means the consideration in the form of cash payable to the Mortgages Trustee by any Beneficiary to increase the Funding Share, the Funding 2 Share or, as the case may be, the Seller Share of the Trust Property pursuant to and in accordance with the Mortgages Trust Deed but excluding any Initial Contribution or Deferred Contribution paid by Funding or by Funding 2 to the Mortgages Trustee;

"Global Intercompany Loan Agreement" means the Funding 2 Intercompany Loan Agreement entered into on or around the Funding 2 Programme Date between the Issuer, Funding 2, the Funding 2 Security Trustee and the Agent Bank;

"Global Loan Facility" means the facility in an aggregate amount equal to the Total Credit Commitment made available to Funding 2 by the Issuer pursuant to the Global Intercompany Loan Agreement;

"Initial Contribution" the consideration in the form of cash payable by Funding to the Mortgages Trustee in respect of the Funding Share of the Trust Property or by Funding 2 to the Mortgages Trustee in respect of the Funding 2 Share of the Trust Property pursuant to and in accordance with the Mortgages Trust Deed, which Contribution is to fund the payment to the Seller by the Mortgages Trustee of (and is equal to) the Initial Purchase Price in respect of the Initial Mortgage Portfolio or (if any is payable) any New Mortgage Portfolio sold and assigned to the Mortgages Trustee and is to be funded from the proceeds of an Intercompany Loan;

"Initial Relevant Screen Rate" means, in respect of a Loan Tranche, the Initial Relevant Screen Rate for such Loan Tranche specified as such in the applicable Loan Tranche Supplement;

"Issuance Fees" means the fees and expenses incurred by the Master Issuer and Funding 2 (and paid by the Master Issuer under the terms of the Global Intercompany Loan Agreement) in connection with the issuance of Notes, the making of Loan Tranches by the Master Issuer to Funding 2 and the acquisition by Funding 2 of an additional share of the Trust Property from the proceeds of such Loan Tranches;



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

"Issuer Event of Default" means, in relation to a Funding 2 Issuer, the occurrence of an event of default by such Issuer as specified in the terms and conditions of the Notes;

"Issuer Pre-Enforcement Revenue Priority of Payments" means the rules and the order of priority in which Issuer Available Revenue Receipts will be applied prior to the enforcement of the Issuer Security as set out in Part [o] of Schedule [o] (Issuer Priority of Payments) to the Issuer Deed of Charge, as the same may be amended, varied or superseded from time to time in accordance with the terms of the Issuer Transaction Documents;

"Issuer Swap Agreements", in respect of any Funding 2 Issuer, means the ISDA master agreements, schedules thereto and confirmations thereunder relating to the Issuer Swaps to be entered into on or about each Closing Date, and any credit support annexes or other credit support documents entered into at any time, as amended from time to time, among the Issuer, the applicable Issuer Swap Provider and the applicable Issuer Security Trustee and/or any credit support provider and includes any additional and/or replacement Issuer Swap Agreement entered into by the Issuer from time to time in connection with the Notes;

"Issuer Swap Provider" means the institutions identified in respect of each issuer swap in the note supplement and the issuer swap agreement related to the relevant Series and Class of Notes;

"Issuer Swaps" means the sterling-specified issuer swaps which enable a Funding 2 Issuer to receive and pay amounts under the relevant Funding 2 Intercompany Loan Agreement in sterling and to receive and pay amounts under the Notes issued by such Issuer not denominated in sterling in the applicable Specified Currency;

"Issuer Transaction Account" means the account in the name of the Master Issuer (account no. [o], sort code [o]) held with the Issuer Account Bank and maintained subject to the terms of the Issuer Bank Account Agreement and the Issuer Deed of Charge or any additional or replacement account as may for the time being be in place with the prior consent of the Issuer Security Trustee;

"Loan Tranche Interest Amount" in respect of a Loan Tranche, has the meaning given to it in Clause 7.3 (Determination of Loan Tranche Interest Amount) of the Global Intercompany Loan Agreement;

"Loan Tranche Interest Commencement Date" means, in respect of a Loan Tranche, the Closing Date for such Loan Tranche or such other date specified as such in the applicable Loan Tranche Supplement;

"Loan Tranche Interest Determination Date" means, in respect of a Loan Tranche, for any Loan Tranche Interest Period for which the applicable Loan Tranche Rate of Interest will apply, the first day of such Loan Tranche Interest Period;

"Loan Tranche Interest Period" means, in relation to a Loan Tranche and any Payment Date, the period from (and including) the immediately preceding Payment Date for such Loan Tranche (or, in respect of the first Loan Tranche Interest Period, the Loan Tranche Interest Commencement Date) to (but excluding) the next following (or first) Payment Date for such Loan Tranche;

"Loan Tranche Interest Reset Date" means, in respect of a Loan Tranche, the dates specified as such for such Loan Tranche in the applicable Loan Tranche Supplement;

"Loan Tranche Notice" means a document substantially in the form set out in
Schedule 1 (Form of Loan Tranche Notice) to the Global Intercompany Loan Agreement setting out, amongst other things, the principal amount of each Loan Tranche available for drawing on the next Closing Date;

"Loan Tranche Rate of Interest" in respect of a Loan Tranche, has the meaning given to it in Clause 7.3 (Determination of Loan Tranche Interest Amount) of the Global Intercompany Loan Agreement;

"Loan Tranche Rating" means the designated rating assigned to a Loan Tranche which corresponds to the rating of the series and class of notes when first issued to provide funds for that loan tranche so that, for example, any AAA loan tranche has a loan tranche rating of "AAA" to reflect the ratings of AAA/Aaa/AAA then assigned to the corresponding series and class of notes;

"Loan Tranches" means the AAA loan tranches, the AA loan tranches, the A loan tranches, the BBB loan tranches and the BB loan tranches, being the advances made by a Funding 2 Issuer to Funding 2, pursuant to the Funding 2 Intercompany Loan Agreement between such Issuer and Funding 2, each being funded from proceeds received by such Issuer from the issue of a Series and Class of Notes;

"Loan Tranche Supplement" means, in relation to any Loan Tranche, means the document between, amongst others, Funding 2 and applicable Funding 2 Issuer substantially in the form set out in Schedule [__] (Form of Loan Tranche Supplement) to the Funding 2 Intercompany Loan Agreement entered into between Funding 2 and such Funding 2 Issuer recording the principal terms of such Loan Tranche;

"London Business Day" means a day (other than a Saturday or Sunday or public holiday) on which banks are generally open for business in London;

"Outstanding Principal Balance" means, in relation to any Loan Tranche and as of any date, means the unpaid principal balance of that Loan Tranche at such date;

"Pass-Through Notes" means, in relation to a Funding 2 Issuer, any Series and Class of Notes issued by such Issuer which has no specified redemption date other than the Final Maturity Date. If a date specified in relation to a Series and Class of Bullet Redemption Notes, Scheduled Redemption Notes or Controlled Amortisation Notes in the applicable Note Supplement occurs or a Trigger Event occurs or the [Issuer] Security in respect of such Funding 2 Issuer is enforced or a Note Acceleration Notice is served in respect of such Series and Class of Notes or a Step-Up Date (if any) in relation to such Series and Class of Notes occurs, then that Series and Class of Notes issued by such Funding 2 Issuer will be deemed to be Pass-Through Notes;

"Programme" means the Mortgage Backed Note programme established by, or otherwise contemplated in the Programme Agreement and the Issuer Trust Deed;

"Programme Limit" has the meaning given to it in the Issuer Trust Deed;

"Reference Banks" means [__];

"Relevant Margin" means, in respect of a Loan Tranche, the Relevant Margin for such Loan Tranche specified as such in the applicable Loan Tranche Supplement;

"Relevant Screen Rate" means, in respect of a Loan Tranche:

(a) for the first Loan Tranche Interest Period, the Initial Relevant Screen Rate; and

(b) in respect of subsequent Loan Tranche Interest Periods, the arithmetic mean of offered quotations for three month Sterling deposits in the London inter-bank market displayed on the Dow Jones/Telerate Monitor at Telerate Page No. 3750.

"Specified Currency Exchange Rate" means, in relation to a Series and Class of Notes, the exchange rate specified in the Issuer Swap Agreement relating to such Series and Class of Notes or, if the Issuer Swap Agreement has been terminated, the applicable spot rate;

"Subscription Agreement" means an agreement supplemental to the Programme Agreement (by whatever name called) in or substantially in the form set out in Schedule [__] of the Programme Agreement or in such other form as may be agreed between the [Issuer] and the Lead Arrangers or one or more Dealers (as the case may be);

"Total Credit Commitment" means an amount equal to the Programme Limit from time to time;

"Underwriting Agreement" means an underwriting agreement relating to the sale of a Series or Class of US Notes among the Master Issuer and the underwriters designated therein;



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